UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2006
Calpine Generating Company, LLC
CalGen Finance Corp.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
Commission File Number: 333-117335
I.R.S. Employer Identification Numbers:
77-0555128
20-1162632
50 West San Fernando Street
San Jose, California 95113
Telephone: (408) 995-5115
(Address of principal executive offices and telephone number)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF ADDITIONAL REGISTRANTS

	State of		I.R.S.
	Incorporation		Employer
	or	Commission File	Identification
Registrant	Organization	Number	Number
CalGen Finance Corp.	Delaware	333-117335-40	20-1162632
CalGen Expansion Company, LLC	Delaware	333-117335-39	77-0555127
Baytown Energy Center, LP	Delaware	333-117335-38	77-0555135
Calpine Baytown Energy Center GP, LLC	Delaware	333-117335-37	77-0555133
Calpine Baytown Energy Center LP, LLC	Delaware	333-117335-36	77-0555138
Baytown Power GP, LLC	Delaware	333-117335-35	86-1056699
Baytown Power, LP	Delaware	333-117335-34	86-1056708
Carville Energy LLC	Delaware	333-117335-33	36-4309608
Channel Energy Center, LP	Delaware	333-117335-32	77-0555137
Calpine Channel Energy Center GP, LLC	Delaware	333-117335-31	77-0555139
Calpine Channel Energy Center LP, LLC	Delaware	333-117335-09	77-0555140
Channel Power GP, LLC	Delaware	333-117335-08	86-1056758
Channel Power, LP	Delaware	333-117335-07	86-1056755
Columbia Energy LLC	Delaware	333-117335-06	36-4380154
Corpus Christi Cogeneration LP	Delaware	333-117335-05	36-4337040
Nueces Bay Energy LLC	Delaware	333-117335-04	36-4216016
Calpine Northbrook Southcoast Investors, LLC	Delaware	333-117335-03	36-4337045
Calpine Corpus Christi Energy GP, LLC	Delaware	333-117335-02	86-1056770
Calpine Corpus Christi Energy, LP	Delaware	333-117335-30	86-1056497
Decatur Energy Center, LLC	Delaware	333-117335-29	77-0555708
Delta Energy Center, LLC	Delaware	333-117335-28	95-4812214
CalGen Project Equipment Finance Company Two, LLC	Delaware	333-117335-27	77-0585399
Freestone Power Generation LP	Texas	333-117335-26	76-0608559
Calpine Freestone, LLC	Delaware	333-117335-25	77-0486738
CPN Freestone, LLC	Delaware	333-117335-24	77-0545937
Calpine Freestone Energy GP, LLC	Delaware	333-117335-23	86-1056713
Calpine Freestone Energy, LP	Delaware	333-117335-22	86-1056720
Calpine Power Equipment LP	Texas	333-117335-21	76-0645514
Los Medanos Energy Center, LLC	Delaware	333-117335-20	77-0553164
CalGen Project Equipment Finance Company One, LLC	Delaware	333-117335-19	77-0556245
Morgan Energy Center, LLC	Delaware	333-117335-18	77-0555141
Pastoria Energy Facility L.L.C	Delaware	333-117335-17	77-0581976
Calpine Pastoria Holdings, LLC	Delaware	333-117335-16	77-0559247
Calpine Oneta Power, L.P.	Delaware	333-117335-15	75-2815392
Calpine Oneta Power I, LLC	Delaware	333-117335-14	75-2815390
Calpine Oneta Power II, LLC	Delaware	333-117335-13	75-2815394
Zion Energy LLC	Delaware	333-117335-12	36-4330312
CalGen Project Equipment Finance Company Three LLC	Delaware	333-117335-11	10-0008436
CalGen Equipment Finance Holdings, LLC	Delaware	333-117335-10	77-0555519
CalGen Equipment Finance Company, LLC	Delaware	333-117335-01	77-0555523
Unless otherwise stated, as used in this Report, the terms “we,” “us” and “our” refer to Calpine Generating Company, LLC and its subsidiaries.
ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) In connection with preparing our December 31, 2005 financial statements, we determined that our net losses for the years ended December 31, 2004 and 2003 had been overstated for the reasons described below. Accordingly, on September 22, 2006, our management, with the concurrence of our Board of Directors, concluded that our consolidated balance sheet as of December 31, 2004, and our consolidated statements of operations, member’s equity and cash flows for the years ended December 31, 2004 and 2003 (and all quarterly periods contained therein) and each of the quarterly and year to date periods reported in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 require restatement. Therefore our previously filed financial statements for such periods, including those contained in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005; June 30, 2005 and September 30, 2005 should no longer be relied upon.
      Income taxes – We determined that deferred tax liabilities should have been allocated to CalGen related to certain plant assets contributed by Calpine Corporation (“Calpine”) to us via the transfer of Calpine’s equity ownership interest therein. These assets had been acquired by Calpine in a transaction that resulted in a step-up in the book basis of the assets to the purchase price values but for which a step-up of the tax basis of the assets is not allowed. The resultant deferred tax liabilities totaling $175.1 million should have been pushed down to our books when Calpine transferred the assets to us to account for the difference in the book and tax basis of the assets. Instead, we initially recorded amounts related to these deferred tax liabilities as subordinated debt to Calpine, which was later converted to equity invested in us by Calpine at the time of the refinancing of the $2.5 billion construction facility agreement on March 23, 2004. As a result of these errors, changes in deferred tax liabilities were not reflected in the periodic income tax provision from 2000 through 2004 and valuation allowances were established against deferred tax assets associated with net operating losses that would not have been necessary had the full amount of deferred tax liabilities been taken into account. Amounts reported for net deferred income tax liabilities were understated by $30.2 million and $49.3 million as of December 31, 2004 and 2003, respectively, and net losses were overstated for income tax benefits not recognized in the amount of $19.2 million and $68.6 million for the years ended December 31, 2004 and 2003, respectively. Accordingly, we will restate our consolidated balance sheet as of December 31, 2004 and our consolidated statements of operations, member’s equity and cash flows for the years ended December 31, 2004 and 2003 to correct these errors. We also will record a prior period adjustment to increase beginning member’s equity as of January 1, 2003 for tax benefits not previously recognized in 2000, 2001 and 2002 in the amount of $57.2 million and will adjust our balance of subordinated parent debt contributed as capital in 2004 by $175.1 million to properly reflect our deferred income tax liabilities.
     Fuel Expense – We determined through our intercompany reconciliation procedures that we overpaid our affiliate, Calpine Energy Services, L.P. (“CES”) by $4.2 million for fuel expenses during the year ended December 31, 2004 and $18.6 million through the nine months ended September 30, 2005. The error was the result of failure to deduct fuel quantities provided directly to our Channel and Corpus Christi facilities by unrelated parties (the steam hosts) when calculating CES’ net payment to us for power generated net of fuel cost. We include all fuel quantities used by the plant in our calculation of fuel cost netted with power sales to CES unless the fuel quantities are provided by unrelated parties. Failure to deduct these quantities from our calculation of fuel cost resulted in a lower net payment received from CES and a corresponding overstatement of fuel expense. Accordingly, we will restate fuel expense and accounts receivable due from CES by $4.2 million as of and for the year ended December 31, 2004 and $18.6 million through the nine months ended September 30, 2005.
     Deferred transmission credits – We determined that we incorrectly classified $14.0 million and $18.1 million of pre-payments made for point-to-point deferred transmission credits and $24.5 million and $4.6 million in reimbursement payments received for point-to-point deferred transmission credits in the statement of cash flows for the years ended December 31, 2004 and 2003, respectively. The amounts were previously included in cash flows from operating activities within changes in prepaid assets (in changes in operating assets and liabilities). We have determined that these pre-payments made, and receipt of payments, for transmission rights had more of the characteristics of investing cash flows than operating cash flows due to their nature and longer term and therefore should have been included in cash flows from investing activities. We will restate our consolidated statements of cash flows for the years ended December 31, 2004 and 2003 to properly classify such amounts.
     We intend to effect these restatements in our 2005 Annual Report on Form 10-K.
     Because the errors described above require restatement of the previously issued financial statements, management has concluded that we did not have effective controls in place related to accounting for income taxes and affiliate transactions related to fuel expense as of December 31, 2005 and that these control deficiencies constitute material weaknesses. A material weakness is a control deficiency, or combination of control deficiencies, that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2005, we identified the following material weaknesses:

1)	We did not maintain effective controls related to accounting for income taxes. Specifically, we did not have controls over the accuracy and completeness of deferred tax assets, deferred tax liabilities and the valuation allowance. This control deficiency resulted in the restatement of our consolidated financial statements for the years ended December 31, 2004 and 2003 and each of the quarters of 2005, 2004 and 2003 as well as beginning member’s equity as of January 1, 2003. Additionally, this control deficiency, until remediated, could result in misstatements of our deferred income tax assets and liabilities, valuation allowance and related income tax provision (benefit) accounts that would result in material misstatements to our annual and interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.

2)	We did not maintain effective controls over the accuracy of affiliate billings. Specifically, we did not have controls over the accuracy of the reconciliation of affiliate fuel expenses between Calpine subsidiaries. This control deficiency resulted in the restatement of our consolidated financial statements for the year ended December 31, 2004 and each of the quarters of 2005 and 2004. Additionally, this control deficiency, until remediated, could result in misstatements of our fuel expense and affiliate receivable accounts that would result in material misstatements to our annual and interim consolidated financial statements that would not be prevented or detected. Accordingly, management determined that this control deficiency constitutes a material weakness.
     Management has not yet completed its assessment of the effectiveness of disclosure controls and procedures as of December 31, 2005 but has concluded that such disclosure controls and procedures were ineffective due to the material weaknesses described above. Since management has not completed its assessment of the effectiveness of disclosure controls and procedures as of December 31, 2005, it is possible that management may identify one or more additional material weaknesses.
     Our Board of Directors and management have discussed the matters described herein with PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm.
     These restatements had no material impact to Calpine’s consolidated financial statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Calpine Generating Company, LLC, and each of the additional registrants listed on the Table of Additional Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calpine Generating Company, LLC and all Additional Registrants
By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Chief Financial Officer and Treasurer

Date: September 26, 2006